Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

FOR:	Christopher & Banks Corporation

COMPANY CONTACT:	Peter G. Michielutti
Executive Vice President,
Chief Operating Officer and
Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:	Jean Fontana
ICR, Inc.
(646) 277-1214

CHRISTOPHER & BANKS CORPORATION PROMOTES

MONICA L. DAHL TO SENIOR VICE PRESIDENT,

MARKETING, OMNICHANNEL AND PUBLIC RELATIONS

Minneapolis, MN, November 20, 2014 – Christopher & Banks Corporation (NYSE: CBK), a specialty women’s apparel retailer, today announced that Monica L. Dahl has been promoted to Senior Vice President, Marketing, Omnichannel and Public Relations.  In this role, she has responsibility for the Company’s Marketing, Customer Relationship Management, eCommerce and Public Relations functions.  Ms. Dahl joined the Company in May 2004 and most recently served as Senior Vice President, Marketing.

LuAnn Via, President and Chief Executive Officer, commented: “Monica is a talented executive who has held a number of key roles at the Company.  With this promotion, I am proud to recognize those contributions and her vision, leadership and passion for our customers.  I look forward to working with Monica in her expanded role, as we continue to execute on our three-year growth plan and our omnichannel strategies.”

About Christopher & Banks

Christopher & Banks Corporation is a Minneapolis-based specialty retailer of women’s clothing.  As of November 20, 2014, the Company operates 551 stores in 43 states consisting of 206 Christopher & Banks stores, 113 stores in its women’s plus size clothing division CJ Banks, 189 MPW stores and 43 outlet stores.  The Company also operates the www.ChristopherandBanks.com eCommerce website.

Keywords:  Christopher & Banks, CJ Banks, Women’s Clothing, Plus Size Clothing, Petites, Extended Sizes, Outfits.

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